Exhibit 99.3

EVE UAM, LLC

(Former UAM Business of Embraer S.A.)

Unaudited Condensed Consolidated Financial Statements

as of and for the three months ended March 31, 2022 and 2021

Unaudited Condensed Consolidated Financial Statements:
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2022 and Consolidated Balance Sheet as of December 31, 2021	F-2
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2022 and 2021	F-3
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Three Months Ended March 31, 2022 and 2021	F-4
Unaudited Condensed Consolidated Statements of Changes in Net Parent Equity for the Three Months Ended March 31, 2022 and 2021	F-5
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2022 and 2021	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In US Dollars)

	March 31,	December 31,
	2022	2021
Assets
Current:
Cash and equivalents	$12,507,573	$14,376,523
Related party receivable	162,679	220,000
Other current assets	129,218	21,140
Total current assets	12,799,470	14,617,663

Capitalized software, net	—	699,753

Total assets	$12,799,470	$15,317,416

Liabilities and Net Parent Equity
Current:
Accounts payable	$60,816	$877,641
Related party payable	7,716,126	—
Derivative financial instruments	—	32,226
Other payables	972,641	616,156

Total current liabilities	8,749,583	1,526,023

Other noncurrent payables	405,000	702,921

Total liabilities	9,154,583	2,228,944

Net parent equity
Net parent investment	3,644,887	13,120,698
Accumulated other comprehensive income (loss)	—	(32,226)

Total net parent equity	3,644,887	13,088,472

Total liabilities and net parent equity	$12,799,470	$15,317,416

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars)

	Three Months Ended March 31,
	2022	2021
Operating expenses
Research and development	$(9,114,687)	$(1,891,651)
General and administrative	(808,766)	(327,943)

Operating loss	(9,923,453)	(2,219,594)

Financial and foreign exchange gain, net	422,712	2,474

Loss before income taxes	(9,500,741)	(2,217,120)

Income tax benefit (expense)	—	—

Net loss	$(9,500,741)	$(2,217,120)

Net loss per unit basic and diluted	(8,637)	(2,016)
Weighted-average number of units outstanding – basic and diluted	1,100	1,100

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In US Dollars)

	Three Months Ended March 31,
	2022	2021
Net loss	$(9,500,741)	$(2,217,120)
Derivative financial instruments - cash flow hedge	—	(51,106)

Total comprehensive loss	$(9,500,741)	$(2,268,226)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF

CHANGES IN NET PARENT EQUITY

(In US Dollars)

	Net parent investment	Accumulated other comprehensive income (loss)	Total
Balance as of December 31, 2021	$13,120,698	$(32,226)	$13,088,472

Legal entity change separation-related adjustments	(707,846)	32,226	(675,620)

Balance as of January 1, 2022	12,412,852	—	12,412,852

Net loss	(9,500,741)	—	(9,500,741)
Net transfer from Parent	732,776	—	732,776

Balance as of March 31, 2022	$3,644,887	$—	$3,644,887

Balance as of December 31, 2020	$(1,059,291)	$45,438	$(1,013,853)

Net loss	(2,217,120)	—	(2,217,120)
Other comprehensive loss	—	(51,106)	(51,106)
Net transfer from Parent	3,004,907	—	3,004,907

Balance as of March 31, 2021	$(271,504)	$(5,668)	$(277,172)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In US Dollars)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(9,500,741)	$(2,217,120)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of capitalized software	—	33,963
Long-term incentive plan expense	—	32,088
Carve-out expenses (noncash, contributed from Parent)(i)	732,769	—
Changes in operating assets and liabilities:
Other assets	(116,645)	(8,000)
Related party receivable	57,321	—
Accounts payable	(98,593)	(752,401)
Related party payable	7,716,126	—
Other payables	(659,187)	23,690
Net cash used in operating activities	(1,868,950)	(2,887,780)
Cash flows from financing activities:
Transfer from Parent	—	2,887,780
Net cash provided by financing activities	—	2,887,780

Increase (decrease) in cash and cash equivalents	(1,868,950)	—

Cash and cash equivalents at the beginning of the period	14,376,523	—

Cash and cash equivalents at the end of the period	$12,507,573	$—

Supplemental disclosure of other noncash investing and financing activities
Additions to capitalized software transferred by Parent	$—	$117,127

(i)	More details on Note 3.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

1. Formation and Nature of Business

Formation and Nature of Business

EVE UAM, LLC (f/k/a Eve Urban Air Mobility Solutions, Inc.), a Delaware limited liability company (the “Company” or “Eve”), was formed on April 21, 2021, in order to effect a reorganization and acquire the Urban Air Mobility (“UAM”) business, which focuses on the development and certification of an electric vertical takeoff and landing vehicle (“eVTOL”), the creation of a maintenance and services network for eVTOL and the creation of an air traffic management system for eVTOL otherwise known as Urban Air Traffic Management (“UATM”) (collectively, the “UAM Business”), from Embraer S.A. and its subsidiaries (the “Parent”, “Embraer” or “ERJ”). Prior to the reorganization and throughout the periods presented herein, the UAM Business was owned by ERJ and its subsidiaries. Beginning in August 2021, ERJ has contributed certain assets and employees to Eve to begin Eve’s initial operations.

ERJ is a publicly held company incorporated under the laws of the Federative Republic of Brazil (“Brazil”) with headquarters in São José dos Campos, State of São Paulo. The corporate purpose of ERJ is:

(i)	To design, build and market aircraft and aerospace materials and related accessories, components and equipment, according to the highest standards of technology and quality.

(ii)	To perform and carry out technical activities related to the manufacturing and servicing of aerospace materials.

(iii)	To contribute to the training of technical personnel as necessary for the aerospace industry.

(iv)	To engage in and provide services for other technological, manufacturing and business activities in connection with the aerospace industry.

(v)

To design, build and trade in equipment, materials, systems, software, accessories and components for the defense, security and power industries, and to promote and carry out technical activities related to the manufacturing and servicing thereof, in accordance with the highest technological and quality standards.

(vi)	To conduct other technological, manufacturing, trading and services activities related to the defense, security and power industries.

Through EmbraerX, an independent department within ERJ, ERJ’s market accelerator and disruptive business innovation company, ERJ incubates initiatives that may mature into new business opportunities in the future. One such business that has been incubated is ERJ’s UAM business. The UAM Business had historically operated as part of ERJ and not as a separate stand-alone entity or group.

The Reorganization

On December 10, 2021, ERJ, Eve and Embraer Aircraft Holding, Inc. (“EAH”), a wholly owned subsidiary of ERJ, entered into a contribution agreement (the “Contribution Agreement”), pursuant to which, upon the terms and subject to the conditions of the Contribution Agreement, ERJ transferred certain assets and liabilities related to the UAM Business to Eve or to Eve Soluções de Mobilidade Aérea Urbana Ltda., a Brazilian limited liability company (sociedade limitada) and a newly formed direct wholly owned subsidiary of Eve (the “Brazilian Subsidiary”), in exchange for the issuance of 1,000 common units of Eve. Since the consummation of the transactions contemplated by the Contribution Agreement (the “Reorganization”), certain assets and liabilities related to the UAM Business have been owned by Eve.

Business Combination Agreement with Zanite

On December 21, 2021, ERJ, Eve and EAH entered into a business combination agreement (the “Business Combination Agreement”) with Zanite Acquisition Corp. (“Zanite” or following its name change to “Eve Holding, Inc.” upon the Closing (as defined below), “Eve Holding”)). Pursuant to the Business Combination Agreement, among other things, EAH contributed and transferred to Zanite all of the common units of Eve held by it as consideration and in exchange for the issuance and transfer by Zanite to EAH of 220,000,000 shares of common stock of Zanite. Upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), which occurred on May 9, 2022, Eve now operates as part of a separate, independent, publicly traded company.

EAH did not lose control over Eve since it holds approximately 90.2% of Eve Holding’s outstanding shares of common stock as of immediately after the Closing. Therefore, the transaction did not result in a change in control that would otherwise necessitate business combination accounting. See Note 14 below.

COVID-19 Pandemic

The World Health Organization declared a global emergency on January 30, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic, and ERJ is closely monitoring the COVID-19 pandemic situation and its impacts on its employees, operations, the global economy, the supply and the demand for its products and services, including the UAM Business. ERJ implemented contingency plans to act as quickly as necessary as the current situation unfolds.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

Since the beginning of the COVID-19 pandemic, ERJ has been engaging in several initiatives supporting the health and safety of its employees. Social distancing measures were taken, as well as the implementation of working from home for certain group of employees. Furthermore, several measures to preserve jobs were taken, including reductions in working hours and pay cuts, collective vacations, and temporary furloughs.

The full impact of the COVID-19 pandemic continues to evolve as of the date hereof. As such, it is uncertain as to the full magnitude that the pandemic will have on the UAM Business’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

2. Liquidity

Prior to December 21, 2021 the UAM Business was part of EmbraerX, an independent department within ERJ, and certain funds to conduct its research and development (“R&D”) operations were provided by ERJ. Eve has not generated any revenues and does not anticipate generating any revenues unless and until it successfully completes research and development for the eVTOL and UATM projects, or any future product candidate. On May 9, 2022, Eve has concluded the transaction with Zanite as per the Business Combination Agreement and as a result received more than $300 million in cash which will provide sufficient capital to support the ongoing operations of Eve. Therefore, the agreement between Eve and ERJ by which ERJ guaranteed to fund Eve for the next 12 months is no longer effective.

3. Summary of Significant Accounting Policies

Basis of Presentation

Prior to the separation from ERJ, Eve has historically operated as part of ERJ and not as a stand-alone company. The unaudited consolidated financial statements for the periods ended December 31, 2021 have been derived from ERJ historical accounting records and are presented on a carve-out basis. As of January 1, 2022, Eve began accounting for its financial activities as an independent entity. The unaudited condensed consolidated financial statements for the three-month period ended March 31, 2022 consists of Eve’s data, which was derived from the SAP systems, but also includes certain minor general and administrative expenses attributable to EAH that were required to be carved-out. Eve Soluções de Mobilidade Aérea Urbana Ltda., Eve’s Brazilian subsidiary, had balances that were recorded in foreign currency and were converted/translated into its functional currency, the US dollar, before being presented in the consolidated financial statements. As of January 1, 2022, ERJ began charging Eve for R&D and G&A expenses related to the UAM Business that have been incurred pursuant to the Master Service Agreement (MSA) and Shared Service Agreement (SSA). As such, there was no need to continue carving out most of the expenses from Embraer. EAH’s incurred cost, which was attributed to the UAM Business, had to be carved-out due to restrictions for ERJ to charge Eve under the Master Service Agreement and the Shared Service Agreement and also because they represent Eve’s cost of doing business. All intercompany transactions’ balances between the Eve entities were eliminated.

These unaudited condensed consolidated financial statements of Eve reflect the assets, liabilities, and expenses that management has determined to be specifically attributable to Eve, as well as allocations of certain corporate level assets, liabilities and expenses, deemed necessary to fairly present the financial position, results of operations and cash flows of Eve, as discussed further below. Management believes that the assumptions used as basis for the allocations of expenses, direct and indirect, as well as assets and liabilities in the unaudited condensed consolidated financial statements are reasonable. However, these allocations may not be indicative of the actual amounts that would have been recorded had Eve operated as an independent, publicly traded company for the periods presented.

Historically, the UATM and eVTOL initiatives have been incubated, led and funded as two separate projects, which were comprised of separate related designs and registered patents (the “Intellectual Property” or “IP”), know-how, and principal design teams. As a part of ERJ, Eve was dependent upon ERJ for all of its working capital and financing requirements, as ERJ uses a centralized approach to cash management and financing its operations. Accordingly, cash and cash equivalents, debt or related interest expense have not been allocated to the Eve in the unaudited condensed consolidated financial statements. Financing transactions related to Eve were accounted for as a component of Net Parent Investment in the unaudited consolidated balance sheets and as a financing activity on the accompanying unaudited condensed consolidated statements of cash flows.

Change in carve-out methodology

As of the Closing, ERJ concluded that all the assets and liabilities of the newly created Eve legal entity were contributed by the parent company ERJ. No other assets or liabilities are evaluated to be attributable to Eve or that would be transferred to Eve upon the completion of the Business Combination, eliminating the necessity to allocate a portion of ERJ’s assets and liabilities to Eve on a carve-out basis. Management deemed it to be more appropriate to adopt a legal entity approach since all the activities reside in the Eve legal entity, and there is no longer a need to allocate assets and liabilities from the Parent for the carve-out in the form of the management approach.

The management approach takes into consideration the assets that are being transferred to determine the most appropriate financial statement presentation. A management approach may also be appropriate when a parent entity needs to prepare financial statements for the sale of a legal entity, but prior to divestiture, certain significant operations of the legal entity are contributed to the parent in a common control transaction. On the other hand, the legal entity approach is often appropriate in circumstances when the transaction structure is aligned with the legal entity structure of the divested entity. One example would be when shares of a legal entity or a consolidated group of legal entities are divested. If the legal entity approach is deemed appropriate, all historical results of the legal entity, including those that are not ultimately transferred, should be presented in the historical financial statements through the date of transfer.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

The management approach, which was undertaken to prepare the financial statements of the UAM Business for the fiscal year ended 2021, was appropriate and based on the best information and assumptions available at the time. Management now deems it appropriate to change the carve-out methodology from the management approach to the legal entity approach as of January 1, 2022. As such, in order to prepare the financial statements for the first quarter of 2022, the Company has applied the legal entity approach due to changes in the underlying facts and circumstances.

On December 14, 2021, the Company signed with ERJ the Master Service Agreement (“MSA”) and the Services Shares Agreement (“SSA”), which charges Eve for a significant part of the expenses Eve was previously carving out. In this regard, Management understands that the expenses not covered by the agreements, the minor part of the expenses previously carved-out, comprised of general overhead expenses, still need to be allocated to Eve in order to better present its results on a stand-alone basis. With respect to the MSA and SSA, refer to Note 4, Related Party Transactions.

Since the financial activities from December 10, 2021 to December 31, 2021 were immaterial, Management chose to continue with the management approach for all of the year ended December 31, 2021 and began to use the legal entity approach as of January 1, 2022. Management continued to use the legal entity approach until the Closing on May 9, 2022. The Company has recorded the impacts of the balance sheet adjustment (i.e. separation-related adjustment) for the change in methodology as adjustments to the January 1, 2022 beginning balance sheet and not as a period activity attributable to the three-month period ended March 31, 2022. The January 1, 2022 beginning balance sheet adjustments from the December 31, 2021 balances were as follows:

Separation-related adjustments

	As of December 31,	Separation- Related	As of January 1,
	2021	Adjustment	2022
Assets
Current:
Cash and equivalents	$14,376,523	$(8)	$14,376,515
Related party receivable	220,000	—	220,000
Other current assets	21,140	(8,567)	12,573

Total current assets	14,617,663	(8,575)	14,609,088

Capitalized software, net	699,753	(699,753)	—

Total assets	15,317,416	(708,328)	14,609,088

Liabilities and Net Parent Equity
Current:
Accounts payable	877,641	(718,233)	159,408
Derivative financial instruments	32,226	(32,226)	—
Other payables	616,156	1,015,672	1,631,828

Total current liabilities	1,526,023	265,213	1,791,236

Other noncurrent payables	702,921	(297,921)	405,000

	2,228,944	(32,708)	2,196,236

Net parent equity
Net parent investment	13,120,698	(707,846)	12,412,852
Accumulated other comprehensive income/ (loss)	(32,226)	32,226	—

Total net parent equity	13,088,472	(675,620)	12,412,852

Total liabilities and net parent equity	$15,317,416	$(708,328)	$14,609,088

Therefore, Management considers the legal entity approach to be the most meaningful representation of Eve’s standalone carve-out financial statements. Additionally, intercompany transactions between Eve entities (i.e EVE UAM, LLC and Eve Soluções de Mobilidade Aerea Urbana Ltda) have been eliminated in the consolidation.

The change in the carve-out approach impacted the unaudited condensed consolidated statements of cash flow for the three months ended on March 31, 2022. Amounts that were previously presented as Transfer from Parent to Eve are now presented as a noncash item contributed by Parent to Eve.

For periods ended as of or prior to December 31, 2021, the unaudited condensed consolidated financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) of research and development employees directly involved in UAM activities, research expenses, facilities depreciation and others. The indirect expenses consist of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long term incentive) allocated to Eve and general and administrative overhead, including expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities, allocated as per headcount of employees exclusively involved in UAM activities compared to the total headcount of all ERJ employees or using an expense input comparing the total R&D expenses of Eve against the total R&D expenses of EmbraerX. Eve has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from ERJ.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

For periods ended as of or prior to December 31, 2021, the unaudited condensed consolidated balance sheets of Eve include other assets, capitalized software, accounts payable and other payables that were allocated on a specific identification basis. Derivative instruments used to hedge the salaries for employees directly involved in UAM activities were allocated by comparing the salaries of these employees in Brazilian reais (“BRL” or “R$”) against the total employees’ salaries of ERJ in BRL, and for employees not directly involved in UAM activities the expense input approach using R&D metrics, noted above, was used to allocate the Derivatives instruments. Incentive payments received in advance, which were related to service arrangements to process employee payroll, were allocated based on a headcount proportion basis. As Eve was not historically held as a single legal entity, Net Parent Investment is shown in lieu of stockholder’s equity in the unaudited condensed consolidated financial statements. Net Parent Investment represents the cumulative investment by ERJ in Eve through the dates presented, inclusive of operating results.

Functional and reporting currency

The unaudited condensed consolidated financial statements are derived from ERJ financial statements and from the financial statements of certain of ERJ’s U.S. based subsidiaries (“Original Financial Statements”). The functional currency of ERJ and the aforementioned subsidiaries is the US Dollar (“USD” or “Dollar” or “US$”). The Company’s functional currency will follow the determination of the functional currency of the Original Financial Statements, therefore management has concluded that the USD is the functional and reporting currency of Eve.

The foreign currency gains and losses are related to transactions with suppliers recognized in the functional currency, USD, but settled in BRL. The impacts were recognized in the line item entitled, “Financial and foreign exchange gain, net” within the unaudited condensed consolidated statements of operations.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities, and the reported amounts of expenses during the reporting period. Therefore, estimates and assumptions derived from past experience and other factors deemed relevant were used in preparing accompanying unaudited condensed consolidated financial statements. These estimates and assumptions are reviewed on an ongoing basis and the changes to accounting estimates are recognized in the period in which the estimates are revised on a prospective basis. Actual results could be materially different from those estimates. Significant estimates inherent in the preparation of the unaudited condensed consolidated financial statements include, but are not limited to, useful lives of capitalized software, net, accrued liabilities, income taxes including deferred tax assets and liabilities.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand, bank deposits and highly liquid short-term investments, usually maturing within 90 days of the investment date, readily convertible into a known amount of cash and subject to an insignificant risk of change in value.

Fair Value Measurements

Eve applies the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 - Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 - Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of Eve’s other assets, accounts payables and other payables, except for the long-term incentive plan, approximate fair value due to the short-term nature of these instruments. The fair value of the liabilities related to the long-term incentive plan included in other payables was determined using the Level 1 inputs. The fair value of the derivative instruments was determined using the Level 2 inputs. There were no assets or liabilities measured at fair value using Level 3 inputs for the periods presented.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

Hedge accounting

Until December 31, 2021, Eve used to account for certain derivative instruments under the hedge accounting methodology.

Eve applied cash flow hedge accounting to hedge against the payroll cash flow volatility attributable to a risk of foreign exchange rate fluctuation associated with highly probable forecast transactions that will affect income or loss for the year.

Eve recognized all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships changes in the fair value are recognized in Accumulated Other Comprehensive Loss (“AOCI”), to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. The cash flow impact of Eve’s derivative instruments were included in our unaudited condensed consolidated statement of cash flows in net cash used in operating activities.

Eve only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, Eve formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. Eve also formally assesses, both at the inception of the hedging relationship and on an ongoing basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive loss and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

Eve discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, the cash flow hedge is designated because a forecasted transaction is not probable of occurring, or management determines to remove the designation of the cash flow hedge. Additionally, when it is probable that a forecasted transaction will not occur, Eve recognizes immediately in earnings gains and losses that were accumulated in other comprehensive loss related to the hedging relationship.

In all situations in which hedge accounting is discontinued and the derivative remains outstanding, Eve continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.

See Note 8 for additional information on hedge accounting and derivative instruments.

Capitalized software, net

Eve had capitalized software until December 31, 2021, consisting of software licenses and are recorded at cost, net of accumulated amortization, and if applicable, impairment charges. Software licenses are amortized over their useful lives which is approximately 5 years on a straight-line basis. Eve reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Long-term incentive plan

Until December 31, 2021, Eve carved-out certain amounts related to the ERJ long-term incentive plan. The long-term incentive plan has the objective of retaining and attracting qualified personnel who will make an effective contribution to Eve’s future performance. The plan is a cash-settled phantom shares plan, in which the amounts attributed to the services provided by the participants are converted into virtual share units based on the market value of Embraer’s shares. At the end of the acquisition period the participant receives the quantity of virtual shares converted into BRL, at the shares’ current market value. Eve recognizes the obligation during the acquisition period (quantity of virtual shares proportional to the period) in the same group as the participant’s normal remuneration. This obligation is presented within the line-item entitled, “Other payable,” and the fair value is calculated based on the market price of the shares and recorded as “General and administrative” expenses in the unaudited condensed consolidated statements of operations.

As of the Closing, Eve has its own remuneration plan, the Eve Holding, Inc. 2022 Stock Incentive Plan.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

Research and Development

R&D efforts are focused on design and development of our eVTOL and UATM projects to achieve manufacturing and commercial stage. R&D costs are expensed as incurred and are primarily comprised of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) for employees focused on R&D activities, supplies and materials costs. Until December 31, 2021 most of these expenses were carved-out from ERJ and beginning on January 1, 2022, ERJ started charging Eve for most of these costs under the MSA (see Note 4 for more details about the MSA).

General and Administrative

Until December 21, 2021, general and administrative expenses are primarily composed of allocated expenses of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short- and long-term incentive), information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, facilities, and other corporate expenses. Until December 31, 2021, such expenses have been allocated to Eve based on the most relevant allocation method for the services provided, primarily based on headcount of employees exclusively involved in UAM activities compared to the total headcount of all ERJ employees as this measure reflects the historical utilization levels.

The total amounts of these allocations from Parent were $(4,085) and $205,900 for the quarters ended March 31, 2022 and 2021, respectively, and were recorded as “General and administrative” expenses in the unaudited condensed consolidated statements of operations.

Beginning on January 1, 2022, general and administrative expenses are mostly comprised of Eve’s own expenses.

Income Taxes

The deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes. Eve has calculated its income tax amounts using a separate return methodology. A valuation allowance is appropriate if it is more likely than not all or a portion of deferred tax assets will not be realized. Under this method, Eve assumes it will file separate returns with tax authorities, thereby reporting its taxable income or loss and paying the applicable tax to or receiving the appropriate refund from ERJ. As a result, Eve’s deferred tax balances and effective tax rate as a stand-alone entity will likely differ significantly from those recognized in historical periods. The calculation of income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.

The tax loss carryforwards and valuation allowances reflected in the unaudited condensed consolidated financial statements are based on a hypothetical stand-alone income tax return basis and may not exist in the ERJ consolidated financial statements.

Eve accounts for uncertain income tax positions recognized in the unaudited condensed consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to be recognized in the unaudited condensed consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Segments

Operating segment information is presented in a manner consistent with the internal reports provided to the Chief Operating Decision Maker (“CODM”). The chief operating decision-maker, who is responsible for allocating resources among and assessing the performance of the operating segments and for making strategic decisions, is Eve Chief Executive Officer. Given Eve’s pre-revenue operating stage, it currently has no concentration exposure to products, services or customers. Eve has determined that it operates in two different operating and reportable segments as it CODM assess the operation results by the different R&D projects, as follows:

eVTOL: the aircraft is in the preliminary design stage of development. This vehicle is expected to have eight (8) vertical lift electric motors and two (2) horizontal propulsion electric motors. Eve’s eVTOL has been in an incubation stage for over 4 years. The certification is proposed to be first with ANAC (the National Civil Aviation Agency of Brazil) and in parallel with the U.S. Federal Aviation Administration.

UATM: the segment will provide traffic management services to vehicles operating in the UAM Operating Environment (“UOE”). UATM will be a system of systems focused on improving the efficiency and safety of UAM operations. UATM systems will focus on existing and emerging operators of both the vehicles (fleet operators) and ground infrastructure (vertiport/heliport operators).

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

The CODM receives information related to the operating results based on the directly attributable cost by each R&D project. The indirect costs are not included in the information analyzed by the CODM. In addition, because Eve did not have any assets, they were not presented in the information provided to the CODM. The information provided to the CODM are as follows:

	Three Months Ended March 31,
Segments R&D expenses	2022	2021
eVTOL	$(7,704,151)	$(1,711,074)
UATM	(1,410,536)	(180,577)

Total segments expenses	(9,114,687)	(1,891,651)
Corporate/Unallocated amounts
Selling, general and administrative	(808,766)	(327,943)

Loss from operations	(9,923,453)	(2,219,594)

Financial and foreign exchange gain, net	422,712	2,474

Loss before income taxes	$(9,500,741)	$(2,217,120)

Basic and Diluted Net Loss per Unit

As a result of the Reorganization Eve had 1,100 units outstanding as of March 31, 2022. As such these Units are being utilized for the calculation of basic net loss per unit for the periods prior to the Combination Transactions.

Basic net loss per unit excludes dilutive units and is computed by dividing net loss attributable to unitholders by the weighted average number of units outstanding during the period. Diluted net loss per unit reflects the potential dilution that would occur if securities were exercised or converted into units. In periods in which the Company reports a net loss, the effects of any incremental potential units have been excluded from the calculation of loss per unit because their effect would be anti-dilutive. During the three months periods ended March 31, 2022 and 2021, the Company did not issue any potentially dilutive instruments. Therefore, the weighted-average units outstanding used to calculate both basic and diluted loss per unit are the same for both periods.

Recently adopted accounting pronouncements

Eve is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards Eve elected to adopt earlier than required, when permissible, the company has elected to adopt new or revised accounting guidance within the same time period as private companies.

There were no recently adopted accounting pronouncements that had a material impacts to the Company.

Recently issued accounting pronouncements not yet adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which removes certain exceptions for recognizing deferred taxes for investments, performing intra-period allocation and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for Eve’s annual periods beginning after December 15, 2021, and for interim periods beginning after December 15, 2022. Early adoption is permitted. Eve is currently evaluating the effect the adoption of ASU 2019-12 will have on its unaudited condensed consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Providing an optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. Eve has no contracts, hedging relationships, and other transactions that the LIBOR is applied as reference rate, thus no impact is expected in its unaudited condensed consolidated financial statements.

In October 2021, the FASB issued ASU 2021-07, Compensation – Stock Compensation (Topic 718): Determining the Current Price of an Underlying Share for Equity-Classified Share-Based Awards (a consensus of the Private Company Council), which provides private companies with a practical expedient to determine their restricted share price, or option-based award share price input, using a ‘reasonable application of a reasonable valuation method’. The practical expedient applies to both employee and nonemployee awards, is only applicable for equity-classified share-based payment awards and is applied on a measurement date-by-measurement date basis. ASU 2021-07 is effective for the Company’s annual periods beginning after December 15, 2021, and interim periods in fiscal years beginning after December 15, 2022. The practical expedient will be applied prospectively. Eve will evaluate whether to apply the practical expedient in the future but currently does not expect there to be a material effect on its unaudited condensed consolidated financial statements.

In November 2021, the FASB issued ASU 2021-09, Leases (Topic 842): Discount Rate for Lessees That Are Not Public Entities, which allows non-public entities to make the risk-free rate election by class of underlying asset, rather than at the entity-wide level. An entity that makes the risk-free rate election is required to disclose the asset classes for which it has elected to apply a risk-free rate. The amendments further require that when the rate implicit in the lease is readily determinable for any individual lease, the lessee use that rate (rather than a risk-free rate or an

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

incremental borrowing rate), regardless of whether it has made the risk-free rate election. The ASU is effective for the Company’s annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Earlier application is permitted. The amendments apply on a modified retrospective basis to leases that exist at the beginning of the fiscal year of adoption. Eve does not expect the adoption of the ASU to have a material effect on its unaudited condensed consolidated financial statements.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, which requires business entities to disclose information about certain government assistance they receive. The Topic 832 disclosure requirements include: (i) the nature of the transactions and the related accounting policy used; (ii) the line items on the balance sheet and income statement that are affected and the amounts applicable to each financial statement line item; and (iii) significant terms and conditions of the transactions. The ASU is effective for Eve for fiscal years beginning after December 15, 2021. The ASU will be applied to government assistance received on or after the effective date.

4. Related Party Transactions

Relationship with ERJ

Eve has historically been managed, operated, and funded by ERJ. Accordingly, certain shared costs have been allocated to Eve and reflected as expenses in Eve’s stand-alone unaudited condensed consolidated financial statements. The expenses reflected in the unaudited condensed consolidated financial statements may not be indicative of expenses that will be incurred by Eve in the future.

(a) Corporate costs

ERJ incurs corporate costs for services provided to Eve. These costs include expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities.

Until December 31, 2021, a portion of these costs benefited Eve and were allocated to the company using a pro-rata method based on R&D project related costs, headcount, or other measures that management believes are consistent and reasonable.

The allocated corporate costs included in the unaudited condensed consolidated statement of operations were approximately $(4,085) and $205,900 for the three months ended March 31, 2022 and 2021, respectively, and were included in general and administrative expenses for each of the periods.

Beginning on January 1, 2022 ERJ started charging Eve for administrative services under the SSA (see more details below).

(b) Cash Management and Financing

Eve is responsible for managing its own cash. In July 2021, ERJ made a $15 million of capital contribution to Eve upon the formation of the legal entity. In addition, upon the Closing, Eve received more than $300 million in cash to pay for its obligations.

(c) Master Service Agreement and Shared Service Agreement

In connection with the transfer of the UAM Business to Eve, ERJ and Eve entered into the MSA and the SSA on December 14, 2021, among other services agreements. The initial term for MSA is 15 years, and can be automatically renewed for additional successive one-year periods. The term for SSA is 15 years. The MSA has established a fee to be charged by ERJ to Eve so that Eve may be provided with access to ERJ’s R&D and engineering department structure, as well as the ability to access to manufacturing facilities in the future. The SSA has established a cost overhead pool to be allocated, excluding any margin, to Eve so that Eve may be provided with access to certain of ERJ’s administrative services and facilities which are commonly used across the ERJ business such as engineering and testing facilities, as well as back-office shared service centers. As of March 31, 2022, there is an outstanding Related party payable of $7,489,845 and $124,900 related to the MSA and SSA, respectively. During the period ended March 31, 2022 Eve has incurred cost in the amount of $7,336,164 in relation to the MSA and $128,060 in relation to the SSA.

Fees and Expenses in connection with the MSA are set to be payable within forty-five (45) days of receipt by Eve of an invoice from Embraer together with documentation supporting the fees and expenses set forth on such invoice. Costs and expenses incurred in connection with the provision of shared services to Eve pursuant to the SSA are set to be payable within forty-five (45) days of receipt by Eve. All payments and amounts due or paid in US Dollars.

(d) Related party receivable

Certain employees were transferred from ERJ to Eve. On the transfer date of each employee, all payroll related accruals were assumed by Eve and it recognized a Related party receivable from ERJ. Additionally, EAH transferred certain liabilities related to the Eve business, which led to the recognition of a receivable from EAH. This receivable balance is decreased when EAH pays for corporate expenses (e.g. health insurance) on behalf of Eve.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

5. Other Current Assets

The other current assets are comprised of the following items:

	March 31,	December 31,
	2022	2021
Advances to employees	$115,956	$17,063
Other current assets	13,262	4,077

Total	$129,218	$21,140

6. Capitalized software, net

Capitalized software, net is comprised of software licenses; the position and changes for the three months ended March 31, 2022 and 2021, are as follows:

Capitalized software	Cost	Amortization (i)	Total
At December 31, 2020	$43,193	$(19,750)	$23,443
Additions	117,127	(33,963)	83,164

At March 31, 2021	$160,320	$(53,713)	$106,607

At December 31, 2021	827,434	(127,681)	699,753
Legal entity separation-related adjustments (ii)	(827,434)	127,681	(699,753)

At January 1, 2022 and March 31, 2022	$—	$—	$—

(i) The amortization effect is recorded in “General and administrative” in the unaudited condensed consolidated statements of income.

(ii) As a result of the change in the carve-out methodology from management approach to legal entity approach, the capitalized software balance presented on December 31, 2021, is no longer presented in these unaudited condensed consolidated financial statements. The costs associated with software licenses used by Eve will be charged by ERJ to Eve as part of the master service and the shared service agreements. Refer to Note 3 for further information on the change in the carve-out methodology.

7. Other Payables

The other payables are comprised of the following items:

	March 31,	December 31,
	2022	2021
Accruals related to payroll(i)	$490,552	$455,392
Advances from customers (ii)	405,000	405,000
Social charges payable(iii)	305,591	163,384
Provision for profit sharing program	162,869	59,855
Advanced payments related to service arrangements	13,629	52,405
Long-term incentive plan (iv)	—	183,041

Total	$1,377,641	$1,319,077
Current portion	$972,641	$616,156
Non-current portion	$405,000	$702,921

(i)	Refers to accruals related personnel obligations recorded in the financial statements, including mainly vacation expenses and other minor expenses.
(ii)	Eve received advances from customers which have signed a letter of intent to purchase eVTOLs.
(iii)	Refers to social charges and taxes applicable in relation to personnel compensation.
(iv)

As a result of the change in the carve-out methodology from management approach to legal entity approach, the Long-Term Incentive Plan (LTIP) balance presented on December 31, 2021, is no longer presented in these unaudited condensed consolidated financial statements. As of March 31, 2022, Eve did not have in place any long-term incentive plan. Refer to Note 3 for further information on the change in the carve-out methodology.

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

8. Derivative Financial Instruments

As per Note 3, Basis for Presentation, Change in carve-out methodology section, Management concluded that all the assets and liabilities were contributed to Eve by the parent company and, therefore, no other assets or liabilities are evaluated to be attributable to Eve or that would be transferred to Eve upon the completion of the Business Combination, including derivative financial instrument contracts. As a result of the carve-out, no derivative financial instruments entered into by the Parent Company were allocated to Eve.

As of March 31, 2022, Eve does not have derivative financial instrument derived from the carve-out and Eve have not purchased new derivative financial instruments.

As of March 31, 2021, Eve has the right, through the purchased put options, to sell US$1,393,512, the total notional outstanding, with an exercise price of R$5.2000 which is equivalent of R$7,246,263. Conversely, Eve has the obligation if exercised, through the sold call options, to sell US$1,393,512 at the weighted average exercise price of R$6.1174 which is equivalent to R$8,524,671.Changes in the fair value of zero-cost collar designated as hedging instruments that effectively offset the variability of cash flows associated with foreign exchange rate fluctuation are reported in AOCI. These amounts subsequently are reclassified into the line item in our unaudited condensed consolidated statement of income in which the hedged items are recorded in the same period the hedged items affect earnings.

There were no cash flow hedges discontinued during 2021.

On December 31, 2021, the fair value of derivative financial instruments was recognized as an asset in the amount of US$32,226.

The effect of derivative instruments on the unaudited condensed consolidated statements of income for the periods ended March 31, 2022 and 2021:

Derivatives in cash flow hedging relationships	Amount of gain (or loss) recognized in OCI on derivative (effective portion)	Location of gain (or loss) reclassified from AOCI into income (effective portion)	Amount of gain (or loss) reclassified from AOCI into income (effective portion)
2022:
Zero-cost collar	$—	General and administrative	$—
2021:
Zero-cost collar	$(51,106)	General and administrative	$—

9. Research and Development

The R&D expenses are comprised of the following items:

	Three Months Ended March 31,
	2022	2021
Outsourced service (i)	$8,145,863	$458,417
Employees’ compensation	756,368	1,362,277
Other expenses	191,527	17,440
Travel & entertainment	20,929	21,891
Test devices and mock-ups	—	31,626

Total	$9,114,687	$1,891,651

(i) Out of $8,145,863, 2022 Outsourced Service, $7,336,164 was charged from related parties under the MSA contracts (refer to footnote 4).

EVE UAM, LLC

(FORMER UAM BUSINESS OF EMBRAER S.A.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

10. General and Administrative

The general and administrative expenses are comprised of the following items:

	Three Months Ended March 31,
	2022	2021
Employees’ compensation	$540,465	$149,267
Outsourced service (i)	219,874	54,712
Other expenses	27,582	85,843
Travel & entertainment	20,845	1,000
Depreciation/amortization	—	35,414
Short-term leasing arrangements (ii)	—	1,707

Total	$808,766	$327,943

(i) Out of $219,874, 2022 Outsourced Service, $128,060 was charged from related parties under SSA contract (refer to footnote 4).

(ii) As a result of the change in the carve-out methodology from management approach to legal entity approach, certain expenses carved-out from ERJ or EAH are no longer presented in these unaudited condensed consolidated financial statements. As of March 31, 2022, Eve does not have recognized lease agreements. Refer to Note 3 and Note 13 for further information.

11. Income Taxes

The effective income tax rates for continuing operations for the quarters ended March 31, 2022 and March 31, 2021 were 0%. The effective tax rate is primarily driven by a full valuation allowance against the Company’s deferred tax assets due to historical and current losses incurred.

12. Comprehensive income

The accumulated balances for cash flow hedges in accumulated other comprehensive income/(loss) are as follows:

Cash flow hedges
Balance as of December 31, 2021	$(32,226)
Other comprehensive loss before reclassifications	32,226

Balances as of January 01, 2022	$—

Balances as of March 31, 2022	—
Balance as of December 31, 2020	$45,438
Other comprehensive loss before reclassifications	(51,106)

Balances as of March 31, 2021	$(5,668)

The comprehensive income/(loss) amounts do not have deferred taxes effects because the values do not generate a difference in assets and liabilities for financial statement purposes and tax purposes.

13. Responsibilities and Commitments

On August 2, 2021, Eve Soluções de Mobilidade Aérea Urbana Ltda. signed an agreement with ERJ to lease two facilities, one in São José dos Campos and other in Gavião Peixoto, both in the São Paulo state.

Eve UAM, LLC signed a sub-sublease agreement with Embraer Engineering & Technology Center (EETC), a wholy owned ERJ subsidiary, to lease a facility in Melbourne, Florida. It was signed on December 15, 2021.

After assessing the terms of both agreements, Management concluded that the lease term has not commenced as of March 31, 2022. Thus, no assets or liabilities were recognized.

14. Subsequent Events

Subsequent events have been evaluated through May 13, 2022. On May 9, 2022, in accordance with the Business Combination Agreement, the Closing occurred, pursuant to which Zanite issued 220,000,000 shares of Zanite’s Class A common stock, par value $0.0001 per share, to EAH in exchange for the transfer by EAH to Zanite of all of the issued and outstanding limited liability company interests of Eve. As a result of the business combination, Eve is now a wholly-owned subsidiary of Zanite, which has changed its name to “Eve Holding, Inc.” As a result, Eve received more than $300 million in cash.